                                 EXHIBIT 99.9(c)





                                November 29, 1996



The Funds Listed in Appendix I
121 S.W.  Morrison
Portland, Oregon 97204

Attention: Mr.  Craig Kolzow

Ladies and Gentlemen:

     This is to advise you that, based on the information you have furnished to us and our discussions to date, State Street Bank and Trust Company (the "Bank") has established a $20 million committed, unsecured line of credit (the "Line of Credit") for the funds listed in Appendix I (collectively the "Funds" and each, a "Borrower"), effective November 29, 1996 (the "Effective Date"); provided, however, that advances made under the Line of Credit to Crabbe Huson Special Fund, Inc. shall be secured by a Mutual Fund General Collateral Security Agreement of even date.

     Our willingness to provide the proposed financing is contingent upon and subject to the terms and conditions in this letter (the "Agreement").

     The proceeds of advances made under the Line of Credit (a "Loan" and collectively, the "Loans") may be used as follows:

     1. To temporarily finance the purchase or sale of securities for prompt delivery, if the Loan is to be repaid promptly in the ordinary course of business upon completion of the purchase or sale transaction; or

     2. To enable the Borrower to meet emergency expenses not reasonably foreseeable on the date of this Agreement, but only if the Borrower submits a written statement executed by a duly authorized officer of the Borrower to the effect that the advance is necessitated by a change in circumstances involving extreme hardship, not reasonably foreseeable on the date of this Agreement.

     Prior to making any initial Loan to a Borrower, the Bank shall have received from the Borrower the following:

     1. A Loan request in the form attached hereto as EXHIBIT I (the "Loan Request") stating the principal amount of the requested Loan and warranting
     (i) compliance by such Borrower with the Investment Company Act of 1940, as amended (the "1940 Act") and the Prospectus and Statement of Additional Information of the Borrower, and (ii) use of the Loan in accordance with this Agreement;

     2.  An executed Promissory Note in the form attached hereto as EXHIBIT II;

     3.  An Officer's Certificate in the form attached hereto as EXHIBIT III;

     4. An opinion of counsel to the Borrower in a form satisfactory to the Bank, attached hereto as EXHIBIT IV, and

     5. An Instruction and Confirmation Certificate in the form attached hereto as EXHIBIT V addressed to the Bank in its capacity as custodian.

     Prior to making any further Loan after making an initial Loan, the Bank shall have received a completed Loan Request.

     With respect to a Borrower which is a Delaware business trust, all persons dealing with the Borrower shall look solely to the trust property of the Borrower for the enforcement of any claim against the Borrower. None of the trustees, officers, agents or shareholders of the Borrower assumes any personal liability for obligations entered into on behalf of the trust.

     All Loans under the Line of Credit will be evidenced by a Promissory Note in the form attached hereto as Exhibit II. At the time of borrowing or at the time of receipt of any payment of principal, each Borrower authorizes the Bank to make the proper notation on the Note Schedule attached to the Promissory Note, reflecting the making of such Loan(s) or the receipt of such payment(s). The outstanding amount of the Loan(s) set forth on the Note Schedule shall be conclusive evidence of the principal amount thereof owing and unpaid to the Bank, absent manifest error. The failure to record, or any error in so recording, any such amount on the Note Schedule or any other record maintained by the Bank, shall not limit or otherwise affect the obligation of each Borrower hereunder or under the Promissory Note to make payments of principal of and interest on the Promissory Note when due.

     Loans under the Line of Credit will be available at the Overnight Fed Funds Rate, as in effect from time to time, plus 0.75% per annum. At the time each Loan is made, the Bank shall mail to the applicable Borrower a written confirmation of the amount of such Loan and the interest rate initially applicable thereto. Interest rate will be calculated on a 360 days basis for actual days elapsed.

     The Bank will honor requests for Loans under the Line of Credit until the first anniversary of the Effective Date. If the Bank intends not to renew the Line of Credit, notice will be provided 90 days prior to the relevant anniversary of the Effective Date.

     As compensation for holding available this lending commitment, each Borrower agrees to pay its pro rata share (based on the percentage that its net assets at the time fee is due and payable represents of the net assets of all the Borrowers on that date) of a 10.0 basis points per annum fee on the unused portion of the commitment. The commitment fee will be calculated on a 360 days basis for actual days elapsed. The fee will be payable quarterly in arrears commencing on January 31, 1997 and every 90 days thereafter during the term of the Line of Credit.

     Temporary or emergency borrowings in the aggregate will be limited to an amount not greater than 15% of the value of the applicable Borrower's total assets (including the amount borrowed) less liabilities (including the amount borrowed) at the time the borrowing is made, or a lesser amount to the extent provided in the Borrower's Prospectus and Statement of Additional Information or the 1940 Act registration statement, as the case may be (the "Leverage Covenant").

     If at any time a Borrower is in violation of the Leverage Covenant, that Borrower is required within three (3) business days to repay Loans in an amount sufficient to achieve compliance with the Leverage Covenant.

     Each Borrower hereby promises to pay the principal and interest of each Loan made to it and related fees on the day when due to the Bank at its address stated above. Each Borrower hereby authorizes the Bank, if and to the extent a payment is owed by that Borrower, to charge against the Borrower's deposit account with the Bank any amount so due on the 15th business day of the following month.

     Each Borrower agrees that it shall not borrow from any other bank, issue preferred stock or create, incur or assume or suffer to exist any lien (statutory or otherwise), security interest, priority, conditional sale, pledge, charge or other encumbrance or similar rights of others or any agreement to give any of the foregoing ("liens"), upon or with respect to any of its properties, owned or acquired during such period, except as a result of its investment activities as described in its then current Prospectus and Statement of Additional Information or Registration Statement under the 1940 Act, and indebtedness in favor of the Borrower's custodian consisting of extensions of credit from the custodian in the ordinary course of business to cover securities trades or liens in favor of the Borrower's Custodian granted pursuant to the custody agreement(s) in force.

     Each Borrower agrees to furnish to the Bank a statement of assets and liabilities as of the end of each semi-annual period, audited annual statements which present fairly, in all material respects, in conformity with generally accepted accounting principles, the financial position of the Borrower, the portfolio of investments as of the end of each semi-annual period, proxy materials, reports to the shareholders and such other information as the Bank shall reasonably request from time to time.

     Each Borrower agrees that it will not change its investment objective or fundamental investment policy, as set forth in the Borrower's most recent Statement of Additional Information or most recent Prospectus, without the consent of the Bank. Each Borrower agrees that it will be a default hereunder if Crabbe Huson Group, Inc. ceases to be its Investment Advisor, or the Borrower changes its Custodian without the consent of the Bank, which consent will not be unreasonably withheld.

     Notwithstanding any provision to the contrary contained herein, each Loan made to a Borrower shall be made only with respect to that Borrower and shall be repaid solely from the assets of that Borrower, or a series of that Borrower as the case may be, and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other Borrower with respect to such Loan or any default in respect thereof. A default by any Borrower shall not, by itself, constitute a default by any other Borrower hereunder.

     As an inducement to the Bank to extend the Line of Credit, and at any time Loans are outstanding to a Borrower or at any time a Loan Request is made by that Borrower, that Borrower severally represents and warrants to the Bank as to itself and not as to any other Borrower that:

     1. The Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization and has all trust or corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted;

     2. Neither the Bank nor any affiliate of the Bank individually or in the aggregate owns, controls or holds with the power to vote, 5% or more of the outstanding shares of the Borrower and any affiliate of the Borrower, and neither the Borrower nor any affiliate of the Borrower, directly or indirectly, individually or in the aggregate, owns, controls or holds with the power to vote, 5% or more of the outstanding voting securities of the Bank or any affiliate of the Bank known to the Borrower;

     3. Neither the Borrower nor any affiliate of the Borrower, directly or indirectly, individually or in the aggregate, controls or, to the best knowledge of the Borrower after due inquiry, is controlled by or under common control with any bank or any affiliate of any bank known to the Borrower. Furthermore, no officer, director, trustee or employee of the Borrower or any affiliate of the Borrower is an affiliated person of any bank or of any affiliate of any bank known to the Borrower;

     4.  The Borrower has no subsidiaries;

     5. The Borrower is not a member of an ERISA group and has no liability in respect of any benefit arrangement, plan or multi-employer plan subject to ERISA;

     6. The Borrower qualifies as a "regulated investment company" within the meaning of the Internal Revenue Code, and as such, because it intends to timely distribute all its income (including capital gains) to its shareholders, its income will not be subject to tax at the trust level under the Internal Revenue Code. The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. The charges, accruals and reserves on the Books of the Borrower in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate;

     7. All information heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank in writing any and all facts which, to the best of the Borrower's knowledge after due inquiry, materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or the Note;

     8. The execution, delivery and performance of all of the agreements and instruments in connection with the Line of Credit are within the Borrower's power and authority and have been authorized by all necessary proceedings and will not contravene any provision of the Borrower's organizational documents, by laws, then-current Prospectus and Statement of Additional Information (or 1940 Act registration statement, as the case may be) or any agreement or undertaking binding upon the Borrower;

     9. There is no litigation, proceeding or investigation pending, or to the knowledge of the Borrower, threatened against the Borrower, which would have a material adverse effect on the Borrower's ability to carry out its obligations hereunder or under the Note;

     10. The Borrower has statutory authority to enter into this Agreement and any loan requests hereunder will not result in an aggregate of all loans outstanding which exceed the limits permitted under the Borrower's then-current Prospectus and Statement of Additional Information (or 1940 Act registration statement, as the case may be), the 1940 Act, or any applicable rule, regulation, statute or Leverage Covenant, as defined herein;

     11. The Borrower is a registered open-end management investment company under the 1940 Act and the shares of beneficial interest of each Borrower have been registered under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable state securities or so-called "Blue Sky" laws; and

     12. The Borrower is in compliance in all material respects with applicable law, including the 1940 Act and Federal Reserve Regulation U.

     Upon the occurrence of any of the following events, a Borrower shall be deemed to be in default under this Agreement:

     (a) Failure of a Borrower to make payment when due of any Loan; or available cash in the deposit account is insufficient to repay any Loan due the Bank by the Borrower;

     (b) Breach or failure to perform by the Borrower of any terms or conditions as set forth in this Agreement, or any obligation of the Borrower to the Bank;

     (c) If any representation, statement or warranty made or furnished in any manner to the Bank by the Borrower in connection with this Agreement or the Loan was false in any material respect when made or furnished;

     (d) A material adverse change in the business, assets, financial condition or prospects for that particular Borrower (but no such adverse change shall be deemed to have occurred as a result of a decline in net assets resulting from redemptions by shareholders or investors or as a result of a decline in the value of the securities held by the Borrower), as reasonably determined by the Bank, has occurred;

     (e) A material adverse change, as reasonably determined by the Bank shall have occurred in the facts or information disclosed to the Bank or otherwise relied on by the Bank in considering requests hereunder;

     (f) If, by reason of any default by the Borrower, any obligation of the Borrower to any other person or entity for money borrowed or on account of any bond, note or debenture is accelerated prior to maturity;

     (g) Upon termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of the Borrower, assignment for the benefit of creditors by, the calling of a meeting of creditors, or the commencement of any voluntary or involuntary proceeding under any bankruptcy or insolvency laws by or against the Borrower or any co-maker, accommodation maker, surety, or guarantor of the Borrower, or entry of any final judgment or order against them for the payment of money in excess of $500,000 shall be rendered against the Borrower and such judgement or order shall remain unsatisfied, undischarged, or unstayed for a period of 10 days; or

     (h) Upon the issuance of or notice of any tax levy, attachment, by trustee process or otherwise, levy of execution or other process issued against the Borrower.

     Upon the occurrence of any of the events specified in the preceding section hereof, or at any time thereafter, the Bank may, at its option, terminate this Agreement and declare any Loans made under the Line of Credit to be immediately due and payable and shall thereafter have in addition to all other rights and remedies hereunder, or under any other agreement or paper executed by the Borrower, or available to the Bank under applicable law, the Borrower authorizes the Bank in its capacity as Custodian to the Borrower, in accordance with the Instruction and Confirmation Certificate affixed hereto as EXHIBIT V, to dispose of the Borrower's assets as selected by the Borrower's Investment Advisor to the extent necessary to repay all amounts due to the Bank.

     Any Borrower may terminate the Line of Credit as to it by giving five (5) days irrevocable prior written notice to the Bank and repaying in full all amounts then outstanding to it under the Line of Credit or the Note.

     The Bank agrees that prior to assigning to any other lender (but not the Federal Reserve Bank) any of its rights and obligations under the Line of Credit or the Note, or granting to any other lender any participation in any of such rights and obligations, the Bank will obtain the Borrowers' prior written consent, which shall not unreasonably be withheld.

     Copies of all notices and confirmations hereunder and under the Note shall be sent to the Bank at its address above, Attention: Ned Siegel, Loan Officer, and to a Borrower at its address on the signature page hereto, to the attention of the person signing on behalf of that Borrower, or to such other address or person for notice as the parties shall have last furnished in writing to the person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third business day following the mailing thereof.

     This Agreement shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of the Commonwealth of Massachusetts.

     The Agreement and the Note constitute the entire understanding between the Borrowers and the Bank on this subject and supersede all prior discussions; provided, however, that Loans made under the Line of Credit to Crabbe Huson Special Fund, Inc. shall be secured by a Mutual Fund General Collateral Security Agreement of even date.

     If the foregoing satisfactorily sets forth the terms and conditions of the Line of Credit, please execute and return the enclosed copy of this Agreement together with the enclosed documents and the opinion of your outside counsel concerning this transaction.

                                        Sincerely,

                                        STATE STREET BANK AND TRUST
                                        COMPANY


                                        By: /s/Ned Siegel
                                            -------------------------------
                                            Name: Ned Siegel
                                            Title: Loan Officer

Accepted:

CRABBE HUSON FUNDS on behalf of
Crabbe Huson Real Estate
Investment Fund, Crabbe Huson
Equity Fund, Crabbe Huson Asset
Allocation Fund, Crabbe Huson
Income Fund, Crabbe Huson U.S.
Government Income Fund,
Crabbe Huson U.S.  Government
Money Market Fund, Crabbe Huson
Small Cap Fund and Oregon Municipal
Bond Fund


By: /s/Cheryl Burgermeister
    -------------------------------
     Name: Cheryl Burgermeister
     Title: Treasurer



Accepted:

CRABBE HUSON SPECIAL FUND, INC.


By: /s/Richard S. Huson
    -------------------------------
     Name:
     Title:

                                   APPENDIX I

CRABBE HUSON FUNDS on behalf of
Crabbe Huson Real Estate
Investment Fund, Crabbe Huson
Equity Fund, Crabbe Huson Asset
Allocation Fund, Crabbe Huson
Income Fund, Crabbe Huson U.S.
Government Income Fund,
Crabbe Huson U.S. Government
Money Market Fund, Crabbe Huson
Small Cap Fund and Oregon Municipal
Bond Fund

CRABBE HUSON SPECIAL FUND, INC.

                                    EXHIBIT I

                                  LOAN REQUEST


DATE:
          ----------------------------------------------------------------------


TO:       STATE STREET BANK AND TRUST COMPANY
          ----------------------------------------------------------------------

ATTN:
          ----------------------------------------------------------------------

FROM:
          ----------------------------------------------------------------------

BORROWER:
          ----------------------------------------------------------------------

SUBJECT:

In connection with the Agreement currently in effect with State Street Bank and Trust Company, please increase or reduce the outstanding balance as indicated below. The Loan should be recorded on the books of the Borrower as a liability of the Borrower to the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

                    Increase/      Cumulative          Net Asset
                    (Decrease)     Balance             Value
Date                the loan by    Outstanding         -----
                    -----------    -----------

                 $               $                   $
---------------     -----------    -----------         --------------
The Borrower hereby represents and warrants that:

 1. usage of the proceeds of the Loan shall be limited to conform with the usage specified in the Agreement, and

 2. the Borrower is in compliance with all the terms and conditions in the Agreement.


                                   ------------------------------
                                             Borrower


                                   By:
                                        ------------------------------
                                   Name:
                                          ----------------------------
                                   Title
                                          ----------------------------
                                   Date:
                                          ----------------------------

                                   EXHIBIT II


                                 PROMISSORY NOTE

                              _______________, 199_

$_______________                                           Boston, Massachusetts

On _______________ ("Maturity"), for value received, each of the undersigned (each herein called "Borrower") severally and not jointly hereby promises to pay to the order of State Street Bank and Trust Company (herein called "Bank") at the principal office of Bank at 225 Franklin Street, Boston, Massachusetts 02110, or such other place as the holder hereof shall designate

                               $          Dollars
                               ------------------

or, if less, the aggregate unpaid principal amount of all loans made by the Bank to the applicable Borrower pursuant to an Agreement dated October __, 1996 as such Agreement may be amended, extended or replaced (the "Agreement"), as shown in the schedule affixed hereto (the "Note Schedule"), together with interest on each unpaid principal balance at the rate or rates per annum set forth in the Note Schedule. Capitalized terms contained herein and not defined will have the meanings ascribed to them in the Agreement. Interest on the unpaid balance of each Loan shall be payable at Maturity on the same day as the principal amount of such Loan is paid or, if the Loan is paid prior to Maturity, on the 15th business day of the following month, at the rate per annum set forth in the Note Schedule. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. Overdue payments of principal (whether at stated Maturity, by acceleration or otherwise) shall bear interest, payable on demand, at a fluctuating interest rate per annum equal to 4% above the Prime Rate in effect from time to time. "Prime Rate" shall mean the rate of interest announced by the Bank in Boston, Massachusetts from time to time as its "Prime Rate".

All Loans hereunder and all payments on account of principal and interest hereof shall be recorded on the books and records of the Bank and, prior to any transfer hereof, endorsed on the Note Schedule which is part of this Note. The entries on the records of the Bank (including any appearing on this Note) shall be conclusive evidence of amounts outstanding hereunder, absent manifest error.

The obligations of each Borrower under this Note are several and not joint. The principal amount of the Line of Credit made for use by a particular Borrower and interest thereon shall be paid or repaid solely from the assets of such Borrower, and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other Borrower. A default by any particular Borrower shall not, by itself, constitute a default by any other Borrower hereunder.

Each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no extension or other indulgence and no substitution, release or surrender of collateral shall discharge or otherwise affect the liability of the Borrower. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. "Holder" means the payee or any endorsee of this note who is in possession of it.

With respect to a Borrower which is a Delaware business trust, all persons dealing with the Borrower shall look solely to the trust property of that Borrower for the enforcement of any claim against the Borrower. None of the trustees, officers, agents or shareholders of the Borrower assumes any personal liability for obligations entered into on behalf of the trust.

This Note shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.




                                   --------------------------
                                             Borrower

                                   By:
                                       ----------------------
                                        Name:
                                        Title:

                                  NOTE SCHEDULE

                         LOANS AND PAYMENTS OF PRINCIPAL


    Date        Borrower           Amount/Type            Interest          Amount of            Outstanding           Notation
                                     of Loan                Rate            Principal             Principal            Made By
                                                                               Paid                Balance



                                   EXHIBIT III

                              OFFICER'S CERTIFICATE


     I, _______________ , do hereby certify that I am the duly elected Secretary of ______________________________, a [Delaware business trust (the "Trust")]
[Oregon corporation (the "Corporation")], and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the [Trust] [Corporation]. In that capacity I do hereby further certify as follows:

     1. Attached hereto as EXHIBIT A is full, true and correct copy of the [Declaration of Trust of the Trust] [Certificate of Incorporation of the Corporation] and said [Declaration of Trust] [Certificate of Incorporation] remains in full force and effect on the date hereof;

     2. Attached hereto as EXHIBIT B is a full, true and correct copy of the By-Laws of the [Trust] [Corporation], and said By-Laws remain in full force and effect as of the date hereof;

     3. Attached hereto as EXHIBIT C are true, correct and complete copies of the votes adopted by the Board of the Borrower of the [Trust] [Corporation] on __________, 199_, authorizing the Borrower to borrow from time to time in accordance with the terms described in this Agreement, which resolutions are in full force and effect and have not been amended, modified, revoked or rescinded as of the date hereof;

     4. Attached hereto as EXHIBIT D are full, true and correct copies of the current prospectus and statement of additional information for the [Trust] [Corporation]; and

     5. Attached hereto as EXHIBITS E and F are full, true and correct copies of the Annual Report to Shareholders dated _______________, 199_ and Semi-Annual Report to Shareholders dated _______________, 199_.

     6. The following are the duly elected, qualified and acting officers of the [Trust] [Corporation], holding the offices set forth below their respective names, and the signature of each such officer (where set forth hereon) is such officer's true and genuine signature:

               _________________________

               _________________________

               _________________________

     IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _______________, 199_.



                                   ---------------------------
                                             Name


     The undersigned being the __________ of the [Trust] [Corporation], DOES HEREBY CERTIFY THAT ____________________ is the duly elected, qualified and acting Secretary of the [Trust] [Corporation] and that the signature set forth above is his true and genuine signature.

     IN WITNESS WHEREOF, I have hereunto set forth my hand this _____ day of __________, 199_.



                                   ---------------------------
                                             Name

                                   EXHIBIT IV

                               OPINION OF COUNSEL
                             [LETTERHEAD OF COUNSEL]

                             [LETTERHEAD OF COUNSEL]



                              _______________, 1996



State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02101

Ladies and Gentlemen:

     We have represented _________________________ Fund, a _____________________
(the "Fund"), with respect to (a) the Letter Agreement between State Street Bank and Trust Company ("State Street") and the Fund dated ____________________, 1996 (the "Agreement") and (b) the Mutual Fund General Collateral Security Agreement between State Street and the Fund dated _______________, 1996 (the "Security Agreement"). The Agreement and the Security Agreement are sometimes hereinafter collectively referred to as the "Agreements". In this connection, we have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, trust and other records, certificates and papers as we deemed it necessary to examine for the purpose of this opinion.

     Based on such examination, it is our opinion that:

     1. The Fund is duly incorporated or organized and is validly existing in good standing in its jurisdiction of incorporation or organization.

     2. There are no material actions, suits or proceedings pending or threatened against or affecting the Fund or its properties before any federal, state, local or foreign court or governmental department, commission, board, bureau, agency or instrumentality.

     3. The Fund is authorized to borrow from you under the Agreement as a temporary measure to facilitate the meeting of redemption requests and for extraordinary or emergency purposes; provided, however, that the Fund's borrowing may not exceed _____% of its total net assets valued at the time of any such borrowing.

     4. The Fund may pledge its assets to you as collateral securing borrowing under the Agreement in an amount sufficient to secure any borrowing meeting the requirements set forth in paragraph 3 above. The security interest granted to you under the Security Agreement will constitute a perfected security interest under the Massachusetts Uniform Commercial Code (the "UCC") and will be entitled to all of the rights, benefits and priorities provided by the UCC.

State Street Bank and Trust Company
__________________, 1996
Page 2


     5. The execution, delivery and performance by the Fund of the Agreements will not violate the Fund's charter or by-laws, any applicable statute or any judgment, decree, order, rule or regulation, or result in the breach of or constitute a default under or require any consent under any other agreement or instrument to which the Fund is a party or by which the Fund may be bound or affected, and the borrowing does not violate any of the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     6. The Agreement and the Security Agreement have been duly and validly authorized and executed by the Fund and when delivered to you and validly executed and delivered by you will constitute the valid and binding obligations of the Fund, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights.

     7. No approval or authorization of, or registration, qualification or filing with, any governmental authority is required in connection with the execution, delivery or performance by the Fund of the Agreements or the consummation of the transactions contemplated thereby.

                                   Sincerely,

                                    EXHIBIT V

                    INSTRUCTION AND CONFIRMATION CERTIFICATE



                              _______________, 1996


State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110

Re:

Ladies and Gentlemen:

This letter serves as confirmation that the mutual funds listed in Appendix I (each, a "Borrower") are authorized to borrow in the aggregate up to $__ million of unsecured bank financing (the "Line of Credit") from State Street Bank and Trust Company, as lender (the "Bank").

Pursuant to the terms contained in an Agreement dated October __, 1996, each Loan made to the Borrower shall be repaid solely from the assets of that Borrower, and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other Borrower with respect to such Loan or any default in respect thereof.

State Street Bank and Trust Company, in its capacity as custodian of the Borrower (the "Custodian"), under the Custodian Contract(s) between the Borrower and State Street Bank and Trust Company, dated _______________, 199 , is hereby authorized and directed by the Borrower to dispose of the Borrower's assets as selected by the Borrower's Investment Adviser to the extent necessary to repay all amounts due to the Bank to the extent that the Loans have not been paid when due.

The Custodian is hereby directed to act on any written instructions it receives from the Bank with respect to the disposal of the Borrower's assets to accomplish the foregoing.

These instructions may not be amended or terminated without the prior written consent of the Bank.



                                   ------------------------------
                                             Borrower

                                   By:
                                       --------------------------
                                        Name:
                                        Title:

Address for notices for each of the foregoing:

____________________ (address)
____________________
____________________
____________________ (phone)
____________________ (facsimile)








State Street Bank and Trust Company, by signing below, acknowledges receipt of, and hereby agrees to accept instructions in accordance with the foregoing confirmation.


                              By:
                                     ----------------------------

                              Name:
                                     ----------------------------

                              Title:
                                     ----------------------------

                            [STATE STREET LETTERHEAD]



November 8, 1996


Mr. Craig Kolzow
Director of Mutual Funds Operations
Crabbe Huson Funds
121 S.W. Morrison, Suite 1400
Portland, OR  97204

Dear Craig:

     State Street Bank and Trust Company (the "Bank") is pleased to establish a $10 million committed secured line of credit (the "Facility") in favor of the Crabbe Huson Special Fund, Inc. ("Special Fund") for leveraging or temporary or emergency purposes, including redemptions, as defined under the Investment Company Act of 1940, and subject to the terms herein.

     Loans under the Facility will be evidenced by the following forms of documentation:

     1.   Letter Agreement, with Exhibits A and B.

     2.   Mutual Fund General Collateral Security Agreement.

     3.   Take Down Certificate.

     4.   Secretary's Certificate, certifying to and attaching copies of:

          a.   Certificate of Incorporation
          b.   By-Laws of Corporation
          c.   Votes authorizing the transactions
          d.   Current Prospectus and Statement of Additional Information
          e.   Annual report and Semi-Annual report to Shareholders

     5.   Opinion of Fund's counsel in a form satisfactory to the Bank.

     6.   Federal Reserve Form U-1.

     7.   Long-form legal existence certificate and good standing certificate.

     8.   Certificate of incorporation.

     The Bank will make Loans to the Special Fund pursuant to the terms of this Letter Agreement. The Facility is subject to the following terms and conditions:

Purpose: Leveraging, or temporary or emergency purposes, as defined under the Investment Company Act of 1940. As further defined, the proceeds of advances made under the Line of Credit (each, a "Loan" and collectively, the "Loans"), may be used as follows:

               1. To temporarily finance the purchase or sale of securities for prompt delivery, if the Loan is to be repaid promptly in the ordinary course of business upon completion of the purchase or sale transaction; or

               2. To enable the Borrower to meet emergency expenses not reasonably foreseeable on the date of this Agreement, but only if the Borrower submits a written statement executed by a duly authorized officer of the Borrower to the effect that the advance is necessitated by a change in circumstances involving extreme hardship, not reasonably foreseeable on the date of this Agreement; or

               3. With respect to the Special Fund, to leverage its portfolio. If the Special Fund uses the proceeds of any Loan to leverage its portfolio, the Special Fund agrees that at no time while any such Loan is outstanding will the sum of the amount of all Loans made under this Agreement exceed the sum of the fair market value of all securities in the Special Fund's portfolio which do not constitute "margin stock" as that term is defined in 12 CFR Section 221.2, plus 50 percent of the fair market value of all securities in the Special Fund's portfolio which constitute "margin stock." Nothing in the paragraph 3 shall be construed to allow the Special Fund to borrow hereunder in an amount that would cause it to violate the Leverage Covenant.

Interest Rate:      Overnight Federal Funds Plus 0.75%.

Commitment Fee:     0.10% per annum on unused Facility payable quarterly in
                    arrears.

Basis: Interest Rate and Commitment Fee to be calculated on a 360-day basis for actual days elapsed.

Term: 364 days after written acknowledgment by the Bank that all legal documents have been received and properly executed. The Facility may be extended for an additional 364-day period upon mutual agreement of the parties. If the Special Fund's request to extend is submitted to the Bank no later than 120 days prior to the end of the then-current term, the Bank shall respond to such request not later than 30 days after receipt of such request.

Collateral:         Advances will be secured by a properly perfected security
                    interest in specific assets of the Special Fund.

Borrowing Base:     The maximum amount of Advances under the Facility will be
                    limited to the lesser of (i) the Borrowing Base, which shall consist of the types of eligible collateral described below, valued at current market value by independent pricing sources and discounted as set forth below and; (ii) the amount of the Facility.

Eligible Collateral:

                    1. Debt securities issued by the governments of France, Germany, Japan, The Kingdom of the Netherlands, the United Kingdom, the United States of America and by U.S. governmental agencies, and debt securities issued by domestic corporations and rated investment grade or better by either Standard & Poor's Corporation ("S&P") or Moody's Investor Services ("Moody's").

                    2. Domestic equities (including American Depository Receipts, Global Depository Receipts, and Global Depository Securities) with a per share price in excess of $8 U.S. traded on the New York Stock Exchange, the American Stock Exchange or listed on the National Association of Securities Dealers Automated Quotation system; Foreign equities traded on a major exchange in OECD member countries, excluding those countries rated below investment grade by either S&P or Moody's, with a minimum share price of $8 U.S. equivalent using spot rate of exchange except for 1.5 pound sterling in the United Kingdom, 1,500 yen in Japan, and 120 Deutschmarks in Germany.

                    3.   Commercial paper rated by S&P or Moody's.

Advance Rates:      90%:  U.S. government and U.S. governmental agency
                    securities; Dutch, French, German, Japanese and U.K.
                    government securities; Commercial paper rated A1 by S&P or Prime 1 by Moody's.

                    75%: Dutch, French, German, Japanese and U.K. equities; Commercial paper rated A2 by S&P or Prime 2 by Moody's; Corporate debt securities rated investment grade or better by S&P or Moody's.

                    50%:  Domestic equities; other foreign equities.

                    The segregated collateral will be priced and margined daily. If both S&P and Moody's each rate the same security, the Moody's rating will be used to establish the advance rate.

Diversification
Requirements:       No single issuer can comprise in excess of 10% of the
                    discounted pledged collateral.  U.S. government and U.S.
                    governmental agencies are exempted from any diversification requirements.

Covenants:          1.   The Special Fund warrants that it is in compliance with
                         all by-laws and its prospectus, the Investment Company
                         Act of 1940 and the rules and regulations of the SEC;

                    2. Without the prior consent of the Bank, the Special Fund will have no other borrowings with any other Lender, nor incur any liens, except for those encumbrances created in connection with portfolio investments to the extent permitted by the provisions of the Special Fund's prospectus and statement of additional information;

                    3. The Special Fund will not change its investment objectives or Fundamental

                         Investment Restrictions without the consent of the Bank;

                    4. The Special Fund will not change its investment advisor;

                    5.   The Special Fund will not change its custodian; and

                    6. The Special Fund will maintain 300% asset coverage at all times as defined under the Investment Company Act of 1940.

Conditions
Precedent to
Closing:            Shall include without limitation:

                    1.   No defaults; and

                    2. Satisfactory completion of due diligence as required by the Bank; and

                    3. No material adverse change in the business, assets, financial condition, or prospects of the Special Fund; and

                    4. Negotiation, execution and receipt of documentation in a form satisfactory to the Bank, including satisfactory legal opinions; and

Legal Fees:         None, if the Bank's standard forms of documentation are
                    used. To the extent outside counsel is required, the Special Fund will be responsible for all legal fees, including reasonable attorney's fees.

     Unless extended by the parties hereto, this commitment will expire 364 days after written acknowledgment by the Bank to you that all legal documents have been received and properly executed, or sooner, (i) if any misrepresentation has been made or is made to the Bank in connection with the Facility, (ii) if the Special Fund is not in compliance with the terms and conditions contained herein, (iii) there has been a substantive change in governmental regulations applicable to the Bank or the Special Fund which makes it unlawful or it is prohibited for the Bank to maintain or give effect to any of its material obligations contemplated by this Letter Agreement; provided, however, that the Bank shall use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the effect of such governmental regulations (including the filing of certificates or documents or changing the jurisdiction of its applicable lending office) if such efforts would not, in the good faith determination of the Bank, be otherwise economically disadvantageous to the Bank, or (iv) there is a change in a majority of Board of Directors of the Special Fund during which time the committed credit facilities are in effect, in which case all Loans shall become immediately due and payable if such event or events of default shall be continuing for a period of 10 days after the Special Fund knows or should have reasonably known of the occurrence of such event or events.

     At the time each loan is made, the Special Fund and the Bank shall agree as to the principal amount of each Loan and the interest rate applicable to each Loan prior to maturity, and the term thereof, provided, that no Loan shall have a maturity date more than 180 days from the date such Loan is made. Interest with respect to each Loan shall be payable on the maturity date of such Loan.

     Except as provided below, the Loans will not be evidenced by promissory notes but at the time each Loan is made the Bank shall record on the books and records of the Bank the date of each Loan, the amount and interest rate prior to maturity applicable to each Loan, and all payments of interest and principal with respect to each Loan. The books and records of the Bank shall be conclusive and binding for all purposes in the absence of manifest error.

     The Special Fund hereby promises to pay the principal and interest of each Loan on the day when due to the Bank at its address stated above. The Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the interest rate applicable to such Loan. Such interest shall be payable monthly in arrears on the fifteenth (15th) day of each calendar month for interest accrued during the immediately preceding calendar month. The Bank shall send to the Special Fund on the first domestic business day of each calendar month a written invoice of interest due. The Special Fund hereby authorized the Bank, if and to the extent a payment owed is not made when due, to charge against the Special Fund's deposit account held in the name of the Special Fund with the Bank any amount so due. The Bank shall have no right of setoff with respect to any assets of the Special Fund with respect to any assets of the Special Fund maintained with the Bank which are held by the Special Fund in a fiduciary capacity. All payments received by the Bank with respect to the Loans shall be applied first to interest and then to principal.

     At the time each Loan is made, the Bank shall mail to the Special Fund a written confirmation substantially in the form of Exhibit A hereto confirming the amount of such Loan and the interest rate prior to maturity applicable thereto. At such time as the Bank may require, the Special Fund shall provide the Bank with an executed promissory note with respect to any Loan, substantially in the form of Exhibit B hereto. The Loans may be prepaid in whole or in part at any time without penalty.

     All principal amounts outstanding after maturity, whether through acceleration or otherwise, shall bear interest at a rate equal to the Prime Rate of the Bank in effect from time to time. "Prime Rate" shall mean the interest rate announced by the Bank in Boston from time to time as its Prime Rate. Each change in such interest rate shall take effect simultaneously with the corresponding change in such Prime Rate.

     The Special Fund agrees to pay on demand all reasonable costs and expenses (including legal costs and attorneys' fees) incurred or paid by the Bank in enforcing the Special Fund's obligations hereunder or under any note delivered pursuant hereto.

     The Loans are evidenced by the Bank's standard forms of documentation and are secured by securities pursuant to a Mutual Fund General Collateral Security Agreement of even date.

     The provisions of this Letter Agreement may be waived or modified only by the prior written consent of the Bank. This Letter Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     Although this Letter Agreement sets forth the principal terms of the Facility offered by the Bank, you should understand that this Letter Agreement does not purport to include all of the conditions, covenants, representations, warranties, defaults, definitions, and other terms which will be contained in additional documentation for the loan, all of which must be satisfactory in form and substance to the Bank and our counsel and to you and your counsel, prior to proceeding with the proposed transaction.

     Please indicate your acceptance of the terms and conditions contained herein by signing and dating the enclosed copy of this Letter Agreement and returning the copy to me. I look forward to participating in this expanded relationship. Please call me if you have any questions or if I can be of further assistance.

STATE STREET BANK AND TRUST COMPANY


By: /s/
    --------------------------

Title:   Loan Officer
       -----------------------

Accepted by:

CRABBE HUSON SPECIAL FUND, INC.


By: /s/Richard S. Huson
    --------------------------

Title:   President
       -----------------------

Date:
      ------------------------

                           STATEMENT OF DAILY ACTIVITY

                                                            DATE          Page 1


STATE STREET BANK & TRUST COMPANY
225 Franklin Street
Broker's Clearance Department MCO
Boston, Massachusetts 02110                                            EXHIBIT A



                              INVENTORY/OTHER LOANS
                                    ON DEMAND

--------------------------------------------------------------------------------
Post Date        Eff Date    Note #     Reference      Description       Amount


Interest Pymt    # Days      Rate       Total Outstanding       Interest Charge

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                              RATE CHANGE
                              INTEREST CHARGE               1

          TOTALS         Current Rate        Total Outstanding

                         Daily Interest      MTD Interest
                         -----------------------------------------

                                    EXHIBIT B

                                 PROMISSORY NOTE


$_______________                                           Boston, Massachusetts
                                                           ______________, 199__

     On _________________ ("Maturity"), for value received, ___________________________, (the "Borrower') promises to pay to the order of STATE STREET BANK AND TRUST COMPANY (the "Payee") at the principal office of the Payee located at 225 Franklin Street, Boston, Massachusetts 02110 or such other place as the Payee shall designate

                           __________________ DOLLARS

together with interest thereon at a rate equal to ___% (computed on the basis of the actual number of days elapsed over a 360-day year) from the date hereof through Maturity hereof, whether by acceleration or otherwise, payable at Maturity. All principal amounts outstanding after Maturity hereof, whether by acceleration or otherwise, shall bear interest at a rate equal to the Prime Rate of the Payee in effect from time to time. "Prime Rate" shall mean the rate of interest announced by the Payee in Boston from time to time as its Prime Rate. Each change in such interest rate shall take effect simultaneously with the corresponding change in such Prime Rate.

     This note is a note referred to in the letter agreement between the Borrower and the Payee dated ______________, 199_, and is secured by securities pursuant to the Mutual Fund General Collateral Security Agreement between the Borrower and the Payee dated ________________, 199_.



                              ---------------------------------
                                   (Name of Borrower)

                              By
                                 ------------------------------
                                  Name:
                                  Title:

                MUTUAL FUND GENERAL COLLATERAL SECURITY AGREEMENT

     This Agreement is made this 8th day of November, 1996 by and between Crabbe Huson Special Fund, Inc. (hereinafter referred to as the "Borrower"), an Oregon corporation with a principal address at 121 S.W. Morrison, Portland, Oregon 97204, and State Street Bank and Trust Company, a Massachusetts trust company, with its principal office at 225 Franklin Street, Boston, Massachusetts 02110 (hereinafter referred to as the "Bank").

     For valuable consideration, the receipt whereof is hereby acknowledged, the undersigned hereby agree as follows:

     1. THE INDEBTEDNESS. The security interest granted hereby is to secure payment and performance of any and all loans, advances, credits and other financial accommodations heretofore, now or from time to time hereafter made, given or extended to the Borrower by the Bank, including any extensions or renewals thereof, as well as the payment or performance of any and all liabilities or obligations, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising of the Borrower to the Bank, whether created directly or acquired by assignment or otherwise (all of which shall hereinafter be referred to as the "Indebtedness").

     2. THE SECURITY INTEREST. The Borrower hereby pledges and grants to the Bank a continuing security interest in the following described property (hereinafter collectively referred to as the "Collateral"):

     (a) SECURITIES. All securities, whether in certificated or uncertificated form, now or hereafter owned by the Borrower or by third parties who have authorized the Borrower to pledge such securities for the Borrower's own indebtedness, and which now are or hereafter may be in the possession or control of the Bank or its designee, including a securities intermediary or clearing corporation (as defined in Massachusetts General Laws Chapter 106, Section 8-102(a)(5), (14), as from time to time it may be amended; said Chapter 106, as amended from time to time being hereinafter called the "UCC") , or any securities intermediary, custodian or subcustodian, depository or clearing system operating outside the United States, or security entitlements which have been acquired by or are under the control of the Bank by appropriate entry of the interest of the Bank or its designee on the books of a securities intermediary or clearing corporation, domestic or foreign, or transferred by any other method acceptable to the Bank (E.G., by an account control agreement), and including without limitation items in transit by mail or carrier to or from the Bank or in the possession of any third party (including any Federal
Reserve bank) acting in the Bank's behalf for safekeeping, as agent for collection or transmission, or otherwise and securities, whether or not in the possession of the Bank, which are described in any other security agreement, or any addendum hereto, now or hereafter executed by the Borrower when any new credit or financial accommodation is given by the Bank to the Borrower (all of which shall hereinafter be referred to as "Securities");

     (b) INSTRUMENTS. All instruments (as defined in Section 9-105(1)(i) of the UCC), whether negotiable or non-negotiable (and regardless of their being attached to chattel paper), now or hereafter in the possession of the Bank or its agent or designee, and/or made payable to or endorsed to the Borrower, or in which the

Borrower has an interest, including without limitation due bills, dividend payment claims, checks and other writings of every kind or description evidencing a right to the payment of money however established or created;

     (c) OTHER PROPERTY. All other property of any kind, tangible or intangible of the Borrower delivered to or coming into the possession or control of the Bank at any time or from time to time, including without limitation all documents, letters of credit, advices of credit, warehouse or other receipts, insurance policies, chattel paper, contracts, investments and money;

     (d) BOOKS AND RECORDS; RIGHTS AND REMEDIES. All books and records relating to any of the Collateral delivered to or coming into the possession or control of the Bank, and all rights, remedies and privileges pertaining to the Collateral;

     (e) PROCEEDS. All proceeds of every kind or nature, and in whatever form (including both cash and non-cash) received now or in the future upon the sale or other disposition of the Collateral, including without limitation insurance proceeds, and all cash payments or other property received by the Bank as dividends, interest, or other proceeds or accretions of any kind; and

     (f) DELIVERY RIGHTS. All rights that the Borrower may have against the Bank for delivery to or to the order of the Borrower of securities out of a pool of securities held to the account of the Bank in a securities depository or clearing system outside the United States or by a subcustodian of the Bank outside the United States, such securities being hereinafter referred to as "Pooled Securities". If at any time there shall be any Indebtedness outstanding the Bank shall be entitled to decline to deliver any

Pooled Securities to or to the order of the Borrower unless it is satisfied that immediately after such delivery the Bank shall be adequately secured (by way of it holding adequate Collateral or holding sufficient Pooled Securities in respect of which the Borrower has delivery rights). Accordingly, any obligation of the Bank to deliver Pooled Securities to or to the order of the Borrower shall be conditional upon the Bank being satisfied that it will immediately after such delivery be adequately secured against the Borrower's obligations in respect of the Indebtedness.

     The foregoing description of Collateral shall be treated as "financial assets" as defined in Section 8-102 (a)(9) of the UCC and shall include "investment property" as defined in Section 9-115 of the UCC.

     In addition to its security interests in the Collateral, and without in any way limiting the generality of the foregoing, the Bank shall have a lien upon and the right to set off against the Indebtedness any deposit or other account which the Borrower may maintain with the Bank.

     Notwithstanding the preceding provisions of this Section 2 to the contrary, the Bank shall have a security interest in and lien upon the Collateral with respect to those securities, instruments and other property of the Borrower which are listed on a separate Collateral List (in the form attached as Exhibit
A) signed by the Borrower.

     In relation to Securities and other property held by the Bank or its agent or designee in the United Kingdom the security interest granted hereunder shall take effect by way of a fixed charge. Securities that are held in the Netherlands shall be pledged in accordance with the Pledge Agreement, attached as Annex A to this Agreement.

     3. BANK'S RIGHTS OVER COLLATERAL. Prior to default hereunder, and thereafter, subject to any provisions of applicable law and in addition to any and all other rights which the Borrower may specifically have agreed that the Bank should have, or which might arise by action of law, the Bank shall at all times have the following rights and powers with respect to the Collateral:

     (a) TRANSFER OF COLLATERAL. The Bank may cause the Collateral pledged hereunder, or any of it, to be transferred upon the books of the issuer thereof or upon the books of any third party, including without limitation any clearing corporation and any Federal Reserve bank maintaining a book-entry account, to the Bank or its nominee, or to be delivered to it by any third party endorsed in blank, or to or in its name or the name of its nominee, and this Agreement shall be full authority for any such issuer or third party to make such transfer or delivery without liability;

     (b) RECEIPT OF DISTRIBUTIONS. The Bank may collect and receive, and at its option apply to the Indebtedness, any distribution in cash or otherwise payable with respect to said Collateral and may at any time, demand, sue for, receive and collect any moneys or money damages which may otherwise be or become payable under or on account of any of the Collateral;

     (c) BANK'S PRESERVATION OF COLLATERAL. The Bank may, at its option, without notice to the Borrower, (a) discharge any taxes, liens, assessments, security interests and other encumbrances levied or placed on the Collateral,
(b) pay any expenses and costs as it in its discretion deems necessary or convenient for the maintenance and preservation of the Collateral, and may use the Collateral therefor, (c) pay for insurance on the Collateral, and (d) after notice to the Borrower exercise any right, including the right to purchase additional securities, appertaining to any security comprising part of the Collateral; provided, however, that the Bank shall have no obligation or duty to perform any of the foregoing. The amount of any and all payments made pursuant to the foregoing shall be reimbursed by the Borrower upon demand or, at the option of the Bank, shall be added to the Indebtedness secured hereby;

     (d) POWER OF ATTORNEY. The Borrower hereby constitutes and irrevocably appoints the Bank as its attorney to execute, in its name and behalf, any and all endorsements, assignments and other documents which may be necessary for the Bank to place the Collateral or any of it in the Bank's own name or that of the Bank's nominee, to transfer the Collateral or any of it to a third party, to exercise any right appertaining to the Collateral, and/or to preserve, protect or dispose of the Collateral or any of it;

     (a) RESPONSIBILITY OF BANK FOR COLLATERAL. Beyond the exercise of reasonable care in the custody of Collateral in its possession, which shall not include any duty to take steps to preserve rights against prior parties or third parties of any kind, the Bank shall be under no duty or liability to preserve or protect the Collateral or, with the exception of the duties of the Bank set forth in the following sentence, any rights pertaining thereto or to collect the Collateral or any income thereon, and shall have no other duties, responsibilities or liabilities in respect of the Collateral, and shall be absolutely relieved of all responsibilities for the Collateral upon surrendering it to the Borrower or Borrower's agents. Neither the Bank nor any of its officers or employees shall be responsible for notifying the Borrower of any right or option or other event appertaining to the Collateral or for taking any action in connection with such right or option or other event; except that it shall promptly after receipt forward to the Borrower any communication received by the Bank from the issuer of any security forming part of the Collateral which has been registered in the name of the Bank and will, with respect to any such security, promptly upon receipt of written instructions from the Borrower given at least four (4) business days prior to the expiration date for taking any such action, together with payment from the Borrower of any necessary moneys in connection therewith, execute such documents as might be required to exercise any such right or option and forward such documents and moneys as set forth in said instructions;

     (f) NOTIFICATION OF OBLIGORS. The Bank may notify the obligor on any instrument (hereinabove defined) to make payment to the Bank.

     4. BORROWER'S ADDITIONAL AGREEMENTS. The Borrower further agrees as follows:

     (a) VALUE OF COLLATERAL. The Borrower agrees to maintain with the Bank Collateral of a character and value satisfactory to the Bank and if, at any time, the Collateral shall depreciate in value (Bank to be sole judge of such value), or the Bank shall otherwise deem itself to be inadequately secured, the Borrower will immediately, upon demand, deposit additional Collateral with the

Bank or make such payments in reduction of the principal amount of the Indebtedness as shall be satisfactory to the Bank;

     (b) INSTRUMENTS OF FURTHER ASSURANCE. Immediately, upon request of the Bank, the Borrower will execute such documents, instruments, and agreements, including financing statements, endorsements and assignments, and shall take such actions as the Bank in its discretion may require in order better to secure, perfect, confirm or evidence the Indebtedness, the security interest granted hereby, or any of the Bank's rights and advantages intended hereunder;

     (c) PAYMENT OF TAXES, ETC. The Borrower will pay when due, all taxes, assessments, liens, premiums and other charges, including without limitation any foreign stamp duties, with respect to or against the Collateral and will fully insure the same in favor of and to the satisfaction of the Bank against such perils, in such amounts and with such insurers as may be satisfactory to the Bank;

     (d) STOCK DIVIDENDS AND DISTRIBUTIONS. The Borrower will deliver to the Bank or otherwise place under its control any and all stock dividends, warrants, options, rights, substituted shares or other securities distributed on account of the Collateral or received on account of the exercise by the Borrower of any option, warrant or right appertaining to any security constituting part of the Collateral. In case such a distribution is made directly to the Bank, the Borrower will execute such assignments and other documents as the Bank may require in order to adequately make such distribution part of the Collateral hereunder;

     (e) NO DELIVERY OF MARGIN STOCK. The Borrower will not deliver to the Bank, and the Bank will not require the Borrower to deliver, Collateral which constitutes "margin stock", as that term is defined in Federal Reserve Regulation U (12 CFR Section 221) ("Regulation U") if such delivery would cause any extensions of credit made by the Bank to the Borrower to violate Regulation U.

     (f) FINANCIAL STATEMENTS. The Borrower will furnish to the Bank within 30 days of the end of each quarter its unaudited financial statements for such quarter and within 90 days after the end of its fiscal year its audited financial statements for such year, as well as, upon the request of the Bank, financial statements for any co-maker, surety, guarantor or other party liable upon the Indebtedness, together with such other financial or other information pertaining to the Borrower, any co-maker, surety, guarantor, or other party liable upon the Indebtedness, as the Bank may from time to time reasonably request.

     5. EVENTS OF DEFAULT. Upon the occurrence of any of the following events, the Borrower shall be deemed to be in default under this Agreement:

     (a) Failure of the Borrower to make payment when due of any of the Indebtedness;

     (b) Breach or failure to perform by the Borrower of any covenant or obligation of the Borrower to the Bank;

     (c) If any representation, statement or warranty made or furnished in any manner to the Bank by the Borrower in connection with this Agreement or the Indebtedness was false in any material respect when made or furnished;

     (d) If, by reason of any default by the Borrower, any obligation of the Borrower to any other person or entity for money borrowed or on account of any bond, note or debenture is accelerated prior to maturity;

     (e) Upon death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of the Borrower, assignment for the benefit of creditors by, the calling of a meeting of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Borrower or any co-maker, accommodation maker, surety, or guarantor of the Borrower, or entry of any judgment against them; or

     (f) Upon the issuance of or notice of any tax levy, attachment, by trustee process or otherwise, levy of execution or other process issued against the Borrower or the Collateral.

     6. REMEDIES. Upon the occurrence of any of the events specified.in the next preceding section hereof, or at any time thereafter, the Bank may, at its option, declare the Indebtedness to be immediately due and payable and shall thereafter have in addition to all other rights and remedies hereunder, or under any other agreement or paper executed by the Borrower, or available to the Bank by action of law, all of the rights and remedies of a secured party under the UCC, including without limitation:

     (a) the right to take possession of the Collateral and, for such purpose, the Bank may require Borrower to assemble the Collateral and make it available to the Bank at a place designated by the Bank which is reasonably convenient to the Bank and the Borrower,

     (b) the right to sell or otherwise dispose of any or all of the Collateral in accordance with Section 9-504 of said UCC, and

     (c) the right upon notice to the Borrower to terminate its obligations to deliver to or to the order of the Borrower all Pooled Securities in respect of which the Borrower has delivery rights against the Bank whereupon the obligation of the Borrower to deliver Pooled Securities to or to the order of the Borrower shall cease and there shall be set off against the Indebtedness the value of the Pooled Securities (established by the Bank by reference to a reputable independent pricing service selected by it).

     Where reasonable notification of the time or place of such sale or other disposition is required by law, such requirement shall be met if notice is given in accordance with Section 11 of this Agreement at least five (5) days before the time of such sale or other disposition to each person entitled to such notice. The proceeds of the sale or other disposition shall be applied as set forth in Section 9-504(1)(a) through (c) of the UCC with any remaining surplus to be paid to the Borrower together with any surplus arising as a result of application of any rights of set off under Section 2(f) and Section 6(c) of this Agreement. In addition, the Bank shall be entitled to all costs and expenses, including its reasonable attorneys' fees and legal expenses, incurred in the collection of the Indebtedness and the enforcement of its rights hereunder, all of which shall be deemed to be part of the Indebtedness and secured by the Collateral.

     In relation to any Securities and other property held by the Bank or its agent or designee in the United Kingdom Sections 93 and 103 of the Law of Property Act 1925 shall not apply hereto and the statutory power of sale and other powers shall be exercisable at any time after demand. In relation to such securities and property the Bank shall have all the powers conferred by Section 101 of the Law of Property Act notwithstanding that the charge contained herein may not be executed as a Deed.

     7. ASSIGNMENTS. The Bank may, at any time and from time to time, transfer or assign the whole or any part of the Indebtedness and may transfer therewith, or assign to and set apart for the account of the transferee or assignee thereof, in either event as security therefor, the whole or any part of the Collateral. If the Bank does so transfer or assign and set apart the whole or any part of the Collateral, the transferee or assignee thereof, without notice to the Borrower, shall thereupon become vested with, and may thereafter exercise, every right and power hereby given to the Bank in respect thereof, and the Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility in respect thereof. Such transferee or assignee shall have no right or power in respect of any part of the Collateral not so transferred or assigned and set apart, in respect whereof the Bank shall retain all rights and powers hereby given to it in respect thereof.

     8. PARTICIPATION. The Bank may at any time and from time to time admit participants in the rights of the Bank arising from any Indebtedness and change such participants or the participations. In any such event, at the option of, and to the extent and in the manner determined by, the Bank, the provisions of this Agreement, including those relating to the Collateral, shall also inure to the benefit of such participants.

     9. BANK AS AGENT. The Bank, when acting as agent for another or others, shall have, and the Borrower hereby grants to the Bank as agent for such other or others, respectively, a security interest for the account of such other or others, respectively, as security for the payment or performance of any and all liabilities or obligations (direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising) of the Borrower to such other or others, respectively, in any and all property (including securities and other instruments) which has been or at any time shall be delivered to or has or at any time shall otherwise come into the possession, custody or control of the Bank not for its own account but as agent for such other or others, respectively, and also in all sums now or at any time credited by or due to the Borrower from the Bank not for its own account but as agent for such other or others, respectively, and in every claim which the Borrower has or at any time shall have against the Bank not for its own account but as agent for such other or others, respectively, and all of the provisions of the Agreement relating to the rights and power of the Bank in respect of the security interest (and the Collateral subject thereto) hereby granted to the Bank for its account shall inure to the benefit of the Bank as agent for such other or others, respectively, in respect of any security interest (and the Collateral subject thereto) hereby granted to the Bank as agent for such other or others, respectively.

     10. WAIVER OF NOTICE, ETC. Except as is otherwise expressly provided herein or by law, the Borrower waives all demands and notices in connection with this Agreement, the Collateral, and the enforcement of the Bank's rights hereunder and also waives presentment, demand, notice, protest and all other demands and notices in connection with any Indebtedness or the enforcement of the Bank's rights with respect thereto and hereby consents that the time of payment of any of the Indebtedness may be extended from time to time and that no such extension or other indulgence granted to any other party primarily or secondarily liable on any of the Indebtedness, no discharge or release of any such party and no substitution, release or surrender of Collateral, shall discharge or otherwise affect the liability of the Borrower on or in respect of any Indebtedness. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

     11. NOTICE. Any demand upon or notice to the Borrower permitted or required hereunder shall be sufficient if, and effective when, deposited in the mails, postage prepaid, addressed to the Borrower at the address of the Borrower appearing at the beginning of this Agreement or at such other address as the Borrower may designate in writing received by the Bank as the address to which such demands, notices or other communications addressed to the Borrower shall be mailed or forwarded. Any notice to the Bank shall be mailed certified or registered mail, return receipt requested, to the Bank at the address as the Bank may designate, and shall be effective when received by the Bank.

     12. NO RESTRICTIONS ON TRANSFER; AUTHORITY. The Borrower hereby warrants and represents to the Bank with respect to any and all stocks, bonds and other securities held by the Bank as collateral, that there are no restrictions on the transfer thereof other than as may appear on the face of the certificates, if in certificated form, and that the Borrower has the right and authority to transfer such securities free of any encumbrance and without the consent or further authorization of any other person.

     13. TERMINATION. This Agreement may be terminated by the Borrower giving written notice of such termination to the Bank, provided, however, that unless and until all Indebtedness (including those contingent or not yet due) existing as of the time of receipt of such notice by the Bank have been paid in full, such termination shall in no way affect the security interest or other rights and powers hereby granted to the Bank, and until such payment in full, the security interest of the Bank in any and all Collateral (whether delivered to or coming into the possession, custody, or control of the Bank prior or subsequent to the time of such termination), and all rights and powers hereby granted to the Bank, shall be and remain in full force and effect.

     14. ATTORNEYS' FEES. The Borrower will pay on demand all costs and expenses (including legal costs and reasonable attorneys' fees) incurred or paid by the Bank in collecting any obligations upon any default in respect thereof, and all costs and expenses so incurred shall be secured by the Collateral.

     15. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the Bank, its successors and assigns, and shall be binding upon the Borrower and the successors and assigns of the Borrower.

     16. JOINT AND SEVERAL. If this Agreement is signed by two or more persons, it shall constitute the joint and several obligation of each of such persons, and in such event the term "Borrower" shall mean any one or more of such persons or each of such persons wherever the context permits. In the event any Collateral is held in joint names, the Bank may deal with such Collateral for all purposes as if it belonged to any one, and no more than one, of such joint owners.

     17. DEFINITIONS. Except where otherwise defined herein, or where the context otherwise requires, any terms contained herein and defined in the UCC shall for purposes of this Agreement be deemed to have the meanings accorded under the UCC.

     18. SEVERABILITY. If any provision of this Agreement, or any portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall remain in effect and shall not be affected thereby.

     19. CHOICE OF ENFORCEMENT. The Bank shall in all instances and at all times determine, in its discretion, its choice of rights and remedies and the order in which, and when, if at all, they shall be exercised and against whom, and against which Collateral, or any other security held by the Bank, it shall proceed against, if at all, and in which order. All rights and remedies available to the Bank hereunder, at law, or otherwise shall be cumulative and may be exercised singularly or concurrently.

     20. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) it is duly incorporated or organized and is validly existing in good standing in its jurisdiction of incorporation or organization; (b) the execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action and do not and will not violate any provision of law or of the Borrower's charter or by-laws or result in the breach of or constitute a default under or require any consent under any other agreement or instrument to which the Borrower is a party or by which the Borrower may be bound or affected, and the Indebtedness does not and will not violate any of the provisions of Regulations G, T, U or X; (c) all authorizations, consents, approvals, licenses, filings and registrations by or with any governmental or regulatory authority or agency, whether within or outside the United States, if any, which are required for or in connection with the performance by the Borrower of this Agreement have been duly obtained or made and are or will be in full force and effect at all times during the term of this Agreement; (d) this Agreement is a legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting the rights of creditors generally; (e) there are no material action, suits or proceedings pending or threatened against or affecting the Borrower or its properties before any federal, state, local or foreign court or governmental department, commission, board, bureau, agency or instrumentality; (f) the security interest granted to the Bank pursuant hereto will constitute a perfected security interest under the. UCC and will be entitled to all of the rights, benefits and priorities provided by the UCC; (g) so far as appears from the records of the Borrower, neither the Bank nor any Affiliate of the Bank individually or in the aggregate owns, controls or holds with the power to vote, 5% or more of the outstanding shares of the Borrower, and neither the Borrower nor any Affiliate of the Borrower, directly or indirectly, individually or in the aggregate, owns controls or holds with power to vote, 5% or more of the outstanding voting securities of the Bank or any Affiliate of the Bank known to the Borrower (the term "Affiliate" as used herein has the meaning ascribed to the term Affiliated Person in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder) ; (h) neither the Borrower, or any Affiliate of the Borrower, directly or indirectly, individually or in the aggregate, controls or, to the best knowledge of the Borrower after due inquiry, is controlled by or under common control with the Bank or any Affiliate of the Bank known to the Borrower. Furthermore, no officer, director, trustee or employee of the Borrower or any Affiliate of the Borrower is an Affiliated Person of the Bank known to the Borrower, and the Borrower is not a member of any ERISA group and has no liability in respect of any benefit arrangement, plan or multi-employer plan subject to ERISA, and no Indebtedness will constitute a prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended, for which an exemption is not available.

     21. SEALED INSTRUMENT: APPLICABLE LAW. This Agreement shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     22. SUBMISSION TO JURISDICTION. The Borrower agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and the service of process in any such suit being made upon the Borrower by mail at the address specified above. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

     23. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     24. BANK AS CUSTODIAN. Nothing in this Agreement shall be construed as a limitation of the security interest granted to the Bank as Custodian under the Custodian Agreement between the Bank and the Borrower as in force from time to time.
     25. SUBSTITUTION. The Borrower shall with the consent of the Bank have the right, from time to time, to substitute cash or securities, satisfactory to the Bank, for Securities or other property pledged or charged to the Bank as Collateral pursuant to the terms of this Agreement. In addition, if at any time any property pledged or charged hereunder is situated in Germany, the Borrower shall have the right upon notice to the Bank to require the Bank to deliver any securities or other property pledged or charged to the Bank as Collateral pursuant to this Agreement free from the pledge or charge created hereunder provided that immediately after such delivery the value of the property pledged or charged to the Bank hereunder exceeds [120%] of the amount of the Indebtedness then outstanding, value for this purpose being established by the Bank by reference to a reputable independent pricing service selected by it.
     26. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, confirmations and other information previously or hereafter furnished or may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals, all as of the date and year first above written.

                                        CRABBE HUSON SPECIAL FUND, INC.

                                        By:
                                           -----------------------------

                                        Name: RICHARD S. HUSON,
                                              --------------------------

                                        Title: PRESIDENT
                                               -------------------------

                                        STATE STREET BANK AND TRUST COMPANY

                                        By:
                                           --------------------------------

                                        Name:
                                             ------------------------------

                                        Title:
                                              -----------------------------

                                    EXHIBIT A

                                 COLLATERAL LIST

DATE:
     -------------------------

TO:  STATE STREET BANK AND TRUST COMPANY

ATTN:
     -------------------------

FROM:
     -------------------------

SUBJECT:
        ----------------------

BORROWING OF:
             -----------------

PLEASE SEGREGATE THE FOLLOWING SECURITIES AS COLLATERAL PURSUANT TO THE MUTUAL FUND GENERAL COLLATERAL SECURITY AGREEMENT FOR THE SUBJECT BORROWING:

CUSIP#    PAR VALUE      MARKET VALUE        DESCRIPTION
------    ---------      ------------        -----------

                              TAKE DOWN CERTIFICATE

DATE:
          ---------------------------------------------

TO:       STATE STREET BANK AND TRUST COMPANY

ATTN:
          ---------------------------------------------

FROM:                                                  (the "Fund")
          ---------------------------------------------
                       Borrower


SUBJECT:

     In connection with the Letter Agreement currently in effect with State Street Bank and Trust Company, please increase or reduce the outstanding balance as indicated below. The Loan should be recorded on the books of the Fund as a liability of the Fund to the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

               Increase/      Cumulative
               (Decrease)     Balance
Date           the Loan by    Outstanding    Net Asset Value
-----          -----------    -----------    ---------------

               $              $              $
-----------     ---------      ---------       -----------

     The Fund represents and warrants that any borrowing is for

          ( ) temporary or emergency purposes
          ( ) leveraging

     and is otherwise within the limitations set forth in the prospectus and all documentation supporting the borrowing.

     This Take Down Certificate constitutes a representation and warranty that the representations and warranties contained in the Mutual Fund General Collateral Security Agreement currently in effect are true on and as of the date of the Loan.


                                                       -------------------------
                                                       Authorized Signature